Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (as amended, the “Agreement”), dated as of July 28, 2022, is made by and between Cryptyde, Inc., a Delaware corporation, with headquarters located at 2009 9th Avenue North, Suite 220, Safety Harbor, Florida 34695 (“TYDE”) and the investor listed on the signature page attached hereto (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Note, SPA, RRA and/or Warrants (each as defined below), as applicable.

A. Pursuant to that certain Securities Purchase Agreement (as amended, the “SPA”) dated as of January 26, 2022 by and between TYDE and the Holder, TYDE sold to the Holder a Senior Secured Convertible Note in an aggregate principal amount of $33,333,333 (as amended, the “Note”) and warrants representing the right to acquire shares of TYDE’s common stock, $0.001 par value per share (the “Common Stock”) (as amended, the “Warrants”).

B. TYDE desires to repurchase a portion of the Note and the parties, including the Holders representing the Required Holders (as defined in each of the SPA, the RRA and the Note), hereto desire among other things: (i) to amend certain provisions of the Note as set forth herein and (ii) to amend certain provisions of the SPA and the registration rights agreement dated as of January 26, 2022 by and between TYDE and the Buyers (as defined therein) (the “RRA”) as set forth herein.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. REPURCHASE OF NOTE. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the parties hereto hereby agree that:

(a) On the Closing Date (as defined below), TYDE shall repurchase (the “Company Repurchase”) $22,000,000 of the Principal of the Conversion Amount of the Note then outstanding (the “Company Repurchase Amount”). The Company Repurchase Amount shall be repurchased by TYDE for $22,000,000 (the “Company Repurchase Price”) in cash by wire transfer of immediately available funds pursuant to Holder’s wire instructions set forth on the Holder’s signature page attached hereto. The Company shall pay the Company Repurchase Price from the cash deposited in the Control Account. To the extent the Company Repurchase made pursuant to this Section 1(a) is deemed or determined by a court of competent jurisdiction to be a prepayment of the Note by TYDE, such repurchase shall be deemed to be a voluntary prepayment. Notwithstanding anything to the contrary in this Section 1(a), but subject to Section 3(d) of the Note, until the Company Repurchase Amount is paid in full, the Company Repurchase Amount (together with any Interest and Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3 of the Note. The parties hereto agree that in the event TYDE fails to repurchase any portion of the Note under this Section 1(a), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

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2. AMENDMENT OF Note.

(a) The Conversion Price of the balance of the Note that remains outstanding immediately following the Initial Company Repurchase shall be voluntarily and irrevocably adjusted to equal $1.06, subject to further adjustments as provided in the Note (the “Conversion Price Voluntary Adjustment”).

(b) Section 13(p) of the Note is hereby amended and restated in its entirety as follows (strikethrough indicates deletion; bold underline indicates addition):

“(p) Control Account. The Company shall at all times maintain on deposit in the Control Account cash in an aggregate amount equal to not less than ~~the Purchase Price paid by the initial Holder of this Note to the Company on the Closing Date~~ $1,000,000 plus the applicable Warrant Exercise Cash Percentage of any Warrant Exercise Cash (each as defined in that certain Amendment Agreement, dated as of July 28, 2022, by and between the Company and Hudson Bay Master Fund Ltd.); provided, however, that in the event (A) ~~the Spin-Off is consummated on terms acceptable to the Required Holders on or prior to [•],~~ the Price Condition has been satisfied as of the Cash Release Notice Date (as defined below), (~~C~~B) the Volume Condition has been satisfied as of the Cash Release Notice Date and (~~D~~C) no Equity Conditions Failure has occurred that is then continuing as of the Cash Release Notice Date (the conditions set forth in clause (A), (B) and~~,~~ (C) ~~and (D~~) are collectively referred to herein as the “Release Conditions”), the Company may give written notice (the “Cash Release Notice” and the date the Holder and all the holders of the Other Notes received such notice is referred to as the “Cash Release Notice Date”) to the Holder of its intention to release such Purchase Price from the Control Account certifying that the Release Conditions have been satisfied as of the Cash Release Notice Date and setting forth the date of such release on a date that is not less than five (5) Business Days following the Cash Release Notice Date. The Cash Release Notice shall not contain any material, nonpublic information with respect to the Company or BBIG or subject the Holder to any duty of confidentiality. For the avoidance of doubt, for purposes of this Section 13(p) the Equity Conditions Measurement Period shall have commenced on the thirtieth (30th) calendar day prior to the delivery of the Cash Release Notice and have ended on the Cash Release Notice Date.”

(c) The definition of “Permitted Indebtedness” set forth in Section 31(ee) of the Note is hereby amended to include a new clause (m) at the end, as follows:

“(m) technology licenses; provided, however, that (i) such technology licenses do not require the Company or any of its Subsidiaries to make any cash payment during the first two (2) years following the signing of such technology licenses and the Company shall not be permitted to make any voluntary cash payment during such period, (ii) such technology licenses in the aggregate do not obligate the Company or its Subsidiary, as applicable, to incur cash obligations in excess of $10,000,000, (iii) in connection with the entry into such technology licenses, the Company or its Subsidiary, as applicable, enters into an intercreditor agreement that is acceptable to the Required Holders, (iv) in connection with the entry into such technology licenses, the Company or its Subsidiary, as applicable, does not issue more than 250,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction with respect to the Common Stock occurring after July 28, 2022) and (v) such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period set forth in Section 4(k) of the SPA.”

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(d) Clause (n) of the definition of “Permitted Liens” set forth in Section 31(ff) of the Note is hereby amended and restated in its entirety, as follows (strikethrough indicates deletion; bold underline indicates addition):

“(n) Liens (i) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed ~~$500,000~~ $10,000,000.”

3. Amendment of SPA AND RRA.

(a) Section 4(k) of the SPA is hereby amended and restated in its entirety as follows (strikethrough indicates deletion; bold underline indicates addition):

“(k) Additional Issuance of Securities. So long as any Buyer beneficially owns any Securities, the Company will not, without the prior written consent of the Required Holders, issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes or the Warrants. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the Applicable Date (provided that such period shall be extended by the number of calendar days during such period and any extension thereof contemplated by this proviso on which any Registration Statement is not effective or any prospectus contained therein is not available for use or any Current Public Information Failure exists) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4(k) shall

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not apply in respect of the issuance of (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) ~~such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period set forth herein, (2)~~ all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than the limits set forth in the Approved Stock Plans ~~20% of the Common Stock issued and outstanding immediately following the Spin-Off (as defined in the Note)~~ and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Conversion Shares; provided, that the terms of the Notes are not amended, modified or changed on or after the date hereof, (iv) the Warrant Shares; provided, that the terms of the Warrants are not amended, modified or changed on or after the date hereof, (v) any Common Stock issued or issuable by the Company on or prior to the Closing in a Permitted Subsequent Placement (as defined in the Warrants); provided, that the terms of the Permitted Subsequent Placement are not amended, modified or changed on or after the date hereof, (vi) shares of Common Stock issued pursuant to acquisitions or strategic transactions provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period set forth herein, and, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in

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addition to the investment of funds, but (1) shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (2) all such issuances after the date hereof pursuant to this clause (vi) do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding ~~immediately following the Spin-Off (as defined in the Notes)~~ as of the date of the consummation of the first acquisition or strategic transaction occurring on or after July 28, 2022, and (vii) as set forth in Schedule 4(k), provided that such securities set forth in Schedule 4(k)(i) are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period set forth herein (each of the foregoing in clauses (i) through (vii), collectively the “Excluded Securities”). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.”

(b) The definition of “Registrable Securities” set forth in Section 1(i) of the RRA is hereby amended and restated in its entirety as follows (strikethrough indicates deletion; bold underline indicates addition):

““Registrable Securities” means (i) the Conversion Shares, (ii) the Warrant Shares and (iii) any capital stock of the Company issued or issuable with respect to the Conversion Shares, the Warrant Shares, the Notes or the Warrants, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange, adjustment to the Conversion Price or Exercise Price or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock (as defined in the Notes) are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Warrants) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Notes or exercise of the Warrants.”

(c) The definition of “Required Registration Amount” set forth in Section 1(l) of the RRA is hereby amended and restated in its entirety as follows (strikethrough indicates deletion; bold underline indicates addition):

““Required Registration Amount” means the sum of (i) 200% of the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (x) the Notes are convertible at the then applicable ~~initial~~ Conversion Price (as defined in the Notes) and (y) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes) and (ii) 200% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein) assuming all cash has been released from the Control Account (as defined in the Notes), all subject to adjustment as provided in Section 2(d) and/or Section 2(f).”

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4. ADDITIONAL AGREEMENTS.

(a) The parties hereby agree and acknowledge that, as a result of the Conversion Price Voluntary Adjustment, the Exercise Price of the Warrants shall be adjusted pursuant to Section 2(a) thereof to equal $1.06, subject to further adjustments as provided therein.

(b) On (i) the Closing Date, TYDE shall be permitted to release $25,533,332, from the Control Account to its own account and (ii) the Nasdaq Approval Date, TYDE shall be permitted to release $3,466,668 plus 50% of any Warrant Exercise Cash deposited into Control Account prior to the Nasdaq Approval Date from the Control Account to its own account, a portion of which shall be used to pay the applicable Company Repurchase Price in full pursuant to Section 1(a). Immediately following the cash releases from the Control Account set forth in the immediately preceding sentence there shall remain cash in the Control Account in an amount equal to not less than $1,000,000. The parties hereby agree and acknowledge that the cash releases from the Control Account set forth in the first sentence of this Section 4(b) shall satisfy the cash release condition set forth in the proviso at the end of the first sentence of Section 2(a) of the Warrants to the extent of the amount of cash so released from the Control Account. As used herein, “Nasdaq Approval Date” means a date on or prior to August 16, 2022 when TYDE shall secure a listing acceptable to TYDE and the Required Holders on the Principal Market of the additional shares of Common Stock issuable upon conversion of the Note resulting from the Conversion Price Voluntary Adjustment (subject to official notice of issuance). TYDE shall pay all fees and expenses in connection with satisfying its obligations to secure the listing on the Principal Market of the additional shares of Common Stock issuable upon conversion of the Note.

(c) For the avoidance of doubt, TYDE agrees that both (i) the Conversion Price Voluntary Adjustment will cause an adjustment to the number of Conversion Shares and (ii) the adjustment to the number of shares of Common Stock issuable upon exercise of the Warrants (without any regard to any limitation or restriction on conversion or exercise set forth therein) pursuant to section 2(c) of the Warrants, which, together with the amendments to the RRA set forth in Section 3 herein, will require TYDE, in accordance with Section 2(d) of the RRA, to amend TYDE’s registration statement on Form S-1 with Registration No. 333-264777 (the “Registration Statement”) (if permissible) or file a new registration statement with the SEC, or both, so as to cover at least the Required Registration Amount (as defined in the RRA, as amended herein) as of the Trading Day immediately preceding the date of the filing of such amendment or new registration statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the Closing Date.

(d) Upon the exercise of any warrant to purchase shares of Common Stock issued by TYDE on or prior to the date hereof or that TYDE may from time to time issue following the date hereof, including, but not limited, the Warrants, whereby the holder of such warrants is paying the applicable exercise price in cash (such cash amount, the “Warrant Exercise Cash”), TYDE shall deposit the Warrant Exercise Cash Percentage (as defined below) of such Warrant Exercise Cash in to the Control Account. Any holder of such warrant may wire the Warrant Exercise Cash Percentage of its Warrant Exercise Cash directly to the Control Account with the balance of its exercise price being paid directly to the Company. As used herein, “Warrant Exercise Cash Percentage” means (i) prior to the Nasdaq Approval Date, one hundred percent (100%) and (ii) from and after the Nasdaq Approval Date, fifty percent (50%).

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(e) Except as otherwise expressly provided herein, each Transaction Document (as defined in the SPA), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

(f) At any time or times after December 27, 2023, the Holder shall have the right, in its sole and absolute discretion, to require that TYDE redeem (a “Holder Optional Redemption”) all or any portion of the Holder Optional Redemption Amount (as defined below) of the Note then outstanding by delivering written notice thereof (a “Holder Optional Redemption Notice” and the date the Holder delivers such notice to TYDE, a “Holder Optional Redemption Notice Date”) to TYDE which notice shall state (i) the portion of the Note that is being redeemed by the Holder, (ii) the date on which the Holder Optional Redemption shall occur, which date shall be the second (2nd) Business Day from the applicable Holder Optional Redemption Notice Date (a “Holder Optional Redemption Date”) and (iii) the wire instructions for the payment of the applicable Holder Optional Redemption Price (as defined below) to the Holder. The portion of the Note subject to redemption pursuant to this Section 4(f) shall be redeemed by TYDE in cash at a price equal to 100% of the Holder Optional Redemption Amount being redeemed, including, without limitation, any accrued and unpaid Interest and Late Charges, if any, on such Holder Optional Redemption Amount and Interest through the applicable Holder Optional Redemption Date (a “Holder Optional Redemption Price”). On the applicable Holder Optional Redemption Date, TYDE shall deliver or shall cause to be delivered to the Holder the Holder Optional Redemption Price in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to TYDE. Holder Optional Redemptions made pursuant to this Section 4(f) shall be made in accordance with Section 11 of the Note. To the extent redemptions required by this Section 4(f) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by TYDE, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of TYDE’s redemption of any portion of the Note under this Section 4(f), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. As used herein, “Holder Optional Redemption Amount” means the Conversion Amount of this Note outstanding as of any applicable date of determination following December 27, 2023. TYDE’s failure to deliver the applicable Holder Optional Redemption Price pursuant to the terms of this Section 4(f) shall be deemed an “Event of Default” under the Note.

(g) The parties hereby acknowledge and agree that this Agreement shall be deemed a “Transaction Document” as defined in the SPA and the other Transaction Documents (as defined in the SPA).

(h) The parties acknowledge and agree that notwithstanding anything to the contrary set forth in the Note, until the Nasdaq Approval Date, the Holder shall not convert more than $3,533,332 of the Conversion Amount of the Note.

5. CLOSING.

The date and time of the closing (the “Closing”) of the transactions contemplated herein (the “Closing Date”) shall be 9:00 a.m., New York City time, on the date hereof, subject to the notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 7 and 8 hereof. The Closing shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 and may be undertaken remotely by electronic exchange of documentation.

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6. REPRESENTATIONS, AGREEMENTS, WARRANTIES AND COVENANTS.

(a) Holder Representations, Warranties and Covenants. The Holder hereby represents and warrants to TYDE that:

(i) Authorization; Enforcement; Validity. The Holder has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement and the transactions contemplated hereby and thereby have been duly authorized by the Holder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ii) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(b) TYDE Representations, Warranties and Covenants. TYDE hereby represents, warrants, agrees and covenants to and with the Holder that:

(i) Organization and Qualification. TYDE and its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. TYDE and its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of TYDE and its subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of TYDE to perform any of its obligations hereunder.

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(ii) Authorization; Enforcement; Validity. TYDE has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by TYDE, and the consummation by TYDE of the transactions contemplated hereby have been duly authorized by TYDE’s Board of Directors and no further filing, consent or authorization is required by TYDE, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by TYDE and constitutes the legal, valid and binding obligations of TYDE enforceable against TYDE in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(iii) Reservation of Shares. As of the date hereof, TYDE has duly authorized and reserved for issuance all shares of Common Stock issued and issuable upon conversion of the Note and exercise of the Warrants after giving effect to the Conversion Price Voluntary Adjustment (without regard to any limitation or restriction on conversion set forth therein).

(iv) No Conflicts. The execution, delivery and performance of this Agreement by TYDE and the consummation by TYDE of the transactions contemplated hereby will not (i) result in a violation of TYDE’s Articles of Incorporation or Bylaws or other organizational documents of TYDE or any of its subsidiaries, any capital stock of TYDE or any of its subsidiaries or the articles of association or bylaws of TYDE or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which TYDE or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal laws, rules and regulations) applicable to TYDE or any of its subsidiaries or by which any property or asset of TYDE or any of its subsidiaries is bound or affected.

(v) Consents. TYDE is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which TYDE is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and TYDE is not aware of any facts or circumstances which might prevent TYDE from obtaining or effecting any of the registration, application or filings contemplated by this Agreement. TYDE is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

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(vi) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of TYDE, threatened against or affecting TYDE or any of its subsidiaries, the Common Stock or any of TYDE’s subsidiaries or any of TYDE’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(vii) Public Disclosure. On or before 9:30 a.m., New York time, on the date hereof, TYDE shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement, in each case, in the form required by the 1934 Act and attaching this Agreement (and all schedules to this Agreement) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, TYDE and its Subsidiaries shall have disclosed all material, non-public information (if any) provided to the Holder by TYDE or any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the filing of the 8-K Filing, each of TYDE and its Subsidiaries acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between TYDE, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. TYDE shall not, and shall cause each of their respective subsidiaries and its and each of their respective officers, directors, Affiliates, employees and agents, not to, provide the Holder with any material, nonpublic information regarding TYDE or any of its subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that TYDE, any of its subsidiaries or any of their respective officers, directors, Affiliates employees or agents delivers any material, non-public information to the Holder without the Holder’s express prior written consent, TYDE hereby covenants and agrees that the Holder’s shall not have any duty of confidentiality to TYDE, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents with respect to, or a duty to TYDE, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents not to trade on the basis of, such material, non-public information. TYDE understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of TYDE.

(viii) No MNPI. TYDE hereby agrees and acknowledges that neither it nor any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents has provided to the Holder any material, nonpublic information of Vinco Ventures Inc. or any of its subsidiaries.

(ix) Reporting Status. Until the date on which the Holder has sold all the shares of Common Stock issued and issuable upon exercise of the Warrants and conversion of the Note (without regard to any limitation or restriction on exercise or conversion set forth therein), TYDE shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and TYDE shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

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(x) Investment Company Status. TYDE is not, and upon consummation of the transactions contemplated hereunder will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xi) Acknowledgement Regarding Holder’s Trading Activity. It is understood and acknowledged by TYDE that (i) following the public disclosure of the transactions contemplated by this Agreement, in accordance with the terms thereof, the Holder has not been asked by TYDE or any of its subsidiaries to agree, nor has the Holder agreed with TYDE or any of its subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of TYDE, or “derivative” securities based on securities issued by TYDE or to hold any securities for any specified term; (ii) the Holder, and counterparties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Holder’s knowledge of the transactions contemplated by this Agreement; (iii) the Holder shall not be deemed to have any affiliation with or control over any arm’s-length counterparty in any “derivative” transaction; and (iv) the Holder may rely on TYDE obligation to timely deliver shares of Common Stock upon exercise of the Warrants and conversion of the Note and when required pursuant to the terms thereof for purposes of effecting trading in the Common Stock. TYDE further understands and acknowledges that following the public disclosure of the transactions contemplated by this Agreement pursuant to the 8-K Filing the Holder may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Warrants, the Note or the shares of Common Stock issuable upon exercise or conversion thereof are outstanding, including, without limitation, during the periods that the value and/or number of the such shares of Common Stock deliverable thereunder are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in TYDE both at and after the time the hedging and/or trading activities are being conducted. TYDE acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the documents executed in connection herewith or therewith.

(xii) Equity Capitalization.

(1) Definitions:

(A) “Common Stock” means (x) TYDE’s shares of common stock, $0.001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(B) “Convertible Securities” means any capital stock or other security of TYDE or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of TYDE (including, without limitation, Common Stock) or any of its Subsidiaries.

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(C) “Preferred Stock” means (x) TYDE’s blank check preferred stock, $0.001 par value per share, the terms of which may be designated by the board of directors of TYDE in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(2) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of TYDE consists of 260,000,000 shares of capital stock, consisting of 250,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of the date hereof, there are [●] shares of Common Stock issued and outstanding no shares of TYDE’s preferred stock issued and outstanding.

(3) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. As of the date hereof, [●] shares of Common Stock are (A) reserved for issuance pursuant to Convertible Securities (other than the Notes and the Warrants) and (B) owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of TYDE’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of TYDE or any of its Subsidiaries. To TYDE’s knowledge, no Person owns 10% or more of TYDE’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(4) Existing Securities; Obligations. Except as disclosed in TYDE’s public filings, (A) none of TYDE’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by TYDE or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of TYDE or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which TYDE or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of TYDE or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of TYDE or any of its Subsidiaries; (C) there are no agreements or arrangements under which TYDE or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the RRA); (D) there are no outstanding securities or instruments of TYDE or any of its Subsidiaries which contain any repurchase or similar provisions, and there are no contracts, commitments, understandings or arrangements by which TYDE or any of its Subsidiaries is or may become bound to redeem a security of TYDE or any of its Subsidiaries; ; and (E) neither TYDE nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(5) Anti-Dilution. Other than those certain warrants to purchase shares of Common Stock issued to BHP Capital NY, Inc. pursuant to the Securities Purchase Agreement dated January 26, 2022 between TYDE and BHP Capital NY, Inc., there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the transactions contemplated herein.

(6) Organizational Documents. TYDE has furnished to the Holder true, correct and complete copies of TYDE’s Articles of Incorporation, as amended and as in effect on the date hereof, and TYDE’s bylaws, as amended and as in effect on the date hereof, and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

(xiii) Effectiveness. TYDE has prepared and filed the Registration Statement in conformity with the requirements of the 1933 Act, which became effective on June 22, 2022, including the final prospectus filed for the Registration Statement pursuant to Rule 424(b)(3) (the “Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the 1933 Act and does not contain or represent an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading. No stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of TYDE, are threatened by the TYDE.

(xiv) Placement Agent’s and Advisor’s Fees. TYDE has not paid or incurred, and will not pay or incur, any brokerage or finder’s fees or commissions other financial advisory fees with respect to the transactions contemplated by this Agreement and the other Amendment Documents payable in cash.

7. CONDITIONS TO TYDE’S OBLIGATIONs hereunder.

The obligations of TYDE to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for TYDE’s sole benefit and may be waived by TYDE at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a) The Holder shall have duly executed this Agreement and delivered the same to TYDE; and

(b) The representations and warranties of the Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

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8. CONDITIONS TO HOLDER’S OBLIGATIONs HEREUNDER.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing TYDE with prior written notice thereof:

(a) TYDE shall have duly executed and delivered this Agreement to the Holder;

(b) The representations and warranties of each of TYDE under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and TYDE shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by TYDE at or prior to the Closing Date;

(c) TYDE shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby; and

(d) Since the date hereof, no event that could be reasonably expected to cause a Material Adverse Effect with respect to TYDE shall have occurred.

9. TERMINATION.

In the event that the Closing shall not have occurred by on or before August 3, 2022, other than due to the Holder’s failure to satisfy the conditions set forth in Section 7 hereof, the Holder shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void.

10. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements among the Holder and TYDE, their Affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by TYDE and the Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on the Holder and TYDE. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

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(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) three (3) business days after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to TYDE:

Cryptyde, Inc.

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695

Telephone: (866) 980-2818

Attention: Chief Executive Officer

E-Mail: BPM@cryptyde.com

With a copy (for informational purposes only) to:

Haynes Boone LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

Telephone: (214)651-5119

Attention: W. Bruce Newsome, Esq.

E-Mail: Bruce.Newsome@haynesboone.com

If to the Holder, to its address, e-mail address and facsimile number set forth on the signature pages attached hereto, with copies to the Holder’s representatives as set forth on such Holder’s signature page, or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Schulte Roth & Zabel LLP shall only be provided copies of notices sent to the Holder. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exercised Warrants.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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(i) Survival. The representations, warranties and covenants of TYDE and the Holder contained herein shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Fees and Expenses. TYDE shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount to Schulte Roth & Zabel LLP (the “Holder Counsel Expense”) within two (2) Business Days of receiving the invoice of Schulte Roth & Zabel LLP by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to TYDE on or prior to the Closing. The Holder Counsel Expense shall be paid by TYDE whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. TYDE shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and TYDE have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

TYDE:

CRYPTYDE, INC.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	Chief Executive Officer

[Signature Page to Amendment Agreement]

IN WITNESS WHEREOF, the Holder and TYDE have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

HUDSON BAY MASTER FUND LTD.

By:	/s/ Richard Allison
Name:	Richard Allison
Title:	Authorized Signatory*

Contact Information for Notices:

Attention:
Facsimile:
Telephone:
Residence:
E-mail:

with a copy (for informational purposes only) to:

Telephone:
Facsimile:
Attention:
E-mail:

Wire instruction for delivery of Company Repurchase Amount:

*Authorized Signatory Hudson Bay Capital Management LP not individually, but solely as Investment Advisor to Hudson Bay Master Fund Ltd